CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation


Daniel G. Chapman                                       Herbert M. Jacobi*
Sean P. Flanagan                                          Of Counsel
                                                       * Not licensed
                                                         in Nevada



                           November 8, 2000
Board of Directors
Playandwin, Inc.
7050 Weston Rd.
Vaughn, Ontario, Canada
L4L 8G7

Gentlemen;

We   have  acted  as  securities  counsel  for  Playandwin,  Inc.  (the
"Company"). You have asked us to render this opinion to the Company.

You have advised that:

  1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
2. The following individuals have acted and will continue to act as legal counsel on behalf of the Company:
          Deanne G. Ofsink
          Herbert M. Jacobi
          Daniel G. Chapman
          Sean P. Flanagan
          Louie Sopov

  3. In their capacities as consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.
4. The Company has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of the Company.
5. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.



2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119  (702) 650-
                    5660  Facsimile (702) 650-5667

Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

November 8, 2000
Page -2-



Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

Sincerely,


/s/ Chapman & Flanagan, Ltd.
Chapman & Flanagan, Ltd.